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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2002

HAGGAR CORP.
(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-20850 (Commission File Number)	75-2187001 (I.R.S. Employer Identification Number)
6113 Lemmon Avenue Dallas, Texas (Address of principal executive offices)		75209 (Zip code)

Registrant's telephone number, including area code: (214) 352-8481

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

Press Release.

        On October 14, 2002, Haggar Corp. (the "Company") issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing the adoption, on October 10, 2002, of a new stockholder rights plan. The new stockholder rights plan will replace the Company's current stockholder rights plan upon the current rights plan's expiration on October 21, 2002.

        The press release also announced that on October 10, 2002, the Board of Directors of the Company amended certain provisions of the Company's Amended and Restated Bylaws. A copy of the new Amended and Restated Bylaws of the Company is attached hereto as Exhibit 99.2.

Rights Plan.

        On October 10, 2002, the Board of Directors of the Company authorized the issuance of one preferred share purchase right (a "Right") with respect to each outstanding share of common stock, par value $.10 per share (the "Common Shares"), of the Company. The rights will be issued on October 21, 2002 to the holders of record of Common Shares as of the close of business on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth (1/100) of a share of Series B Junior Participating Preferred Stock, par value $.10 per share (the "Preferred Shares"), of the Company at a price of $45.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") dated as of October 10, 2002 between the Company and Mellon Investor Services LLC, as Rights Agent, a copy of which is attached hereto as Exhibit 99.3

        Detachment of Rights; Exercise.    Initially, the Rights will attach to all Common Share certificates representing outstanding shares and no separate Right Certificate will be distributed. The Rights will separate from the Common Shares and a Distribution Date will occur upon the earlier of (i) 10 business days following a public announcement that a person or group, other than the lineal descendants of J.M. Haggar, Sr., spouses of such lineal descendants and trusts of which the principal beneficiaries are such lineal descendants or spouses thereof, of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Shares of the Company and (ii) 10 business days following the commencement or announcement of an intention to commence a tender offer or exchange offer the consummation of which would result in any person or group becoming the beneficial owner of the number of outstanding Common Shares necessary to be an Acquiring Person.

        Until the Distribution Date (or earlier redemption or expiration of the Rights) (i) with respect to any of the Common Shares outstanding on October 21, 2002, the Rights will be evidenced (A) with respect to Common Shares that are held in certificated form, by the certificates representing such Common Shares, and (B) with respect to Common Shares that are held in book-entry form, by a notation in the records of the Rights Agent (and the records of the Company's transfer agent if different from the Rights Agent), (ii) the Rights will be transferred with and only with the Common Shares, (iii) new Common Share certificates issued after October 21, 2002, upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference, and (iv) the surrender for transfer (A) of any certificates for Common Shares outstanding as of October 21, 2002, even without such notation or a copy of the Summary of Rights being attached thereto, and (B) of any Common Shares held in book-entry form, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

        As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will thereafter evidence the Rights.

        The Rights are not exercisable until the Distribution Date. The Rights will expire on October 10, 2012 (the "Final Expiration Date"), unless the Rights are earlier redeemed or exchanged by the Company as described below.

        If an Acquiring Person were to acquire 15% or more of the Common Shares of the Company, each Right then outstanding (other than Rights beneficially owned by the Acquiring Person which would become null and void) would become a right to buy that number of Common Shares that at the time of such acquisition would have a market value of two times the Purchase Price of the Right.

        If the Company were acquired in a merger or other business combination transaction or assets constituting more than 50% of its consolidated assets or earning power were sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the Purchase Price of the Right.

        Preferred Shares.    The dividend and liquidation rights, and the non-redemption feature, of the Preferred Shares are designed so that the value of one one-hundredth of a Preferred Share purchasable upon exercise of each Right will approximate the value of one Common Share. The Preferred Shares issuable upon exercise of the Rights will be non-redeemable and rank junior to all other series of the Company's preferred stock. Each whole Preferred Share will be entitled to receive, when, as and if declared by the Board of Directors, a quarterly preferential dividend equal to the greater of (i) $5.00 in cash or (ii) 100 times the aggregate per share dividend declared on the Common Shares. In the event of liquidation, the holders of the Preferred Shares will be entitled to receive a preferential liquidation payment per whole share equal to the greater of (i) $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment or (ii) 100 times the aggregate amount to be distributed per Common Share. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged for or changed into other stock or securities, cash or other property, each whole Preferred Share will be entitled to receive 100 times the amount received per Common Share. Each whole Preferred Share shall be entitled to one vote on all matters submitted to a vote of the stockholders of the Company, and Preferred Shares shall generally vote together as one class with the Common Shares and any other capital stock on all matters submitted to a vote of the stockholders of the Company.

        The offer and sale of the Preferred Shares issuable upon exercise of the Rights will be registered with the Securities and Exchange Commission and such registration will not be effective until the Rights become exercisable.

        Antidilution and Other Adjustments.    The Purchase Price and the number of one one-hundredths of a Preferred Share or other securities or property issuable upon exercise of the Rights are subject to customary adjustments from time to time to prevent dilution.

        The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

        Exchange Option.    At any time after the acquisition by an Acquiring Person of beneficial ownership of 15% or more of the outstanding Common Shares of the Company and before the acquisition by an Acquiring Person of 50% or more of the outstanding Common Shares of the

Company, the Board of Directors may, at its option, issue Common Shares in mandatory redemption of, and in exchange for, all or part of the then outstanding and exercisable Rights (other than Rights owned by such person or group which would become null and void) at an exchange ratio of one Common Share for each Right which is then exercisable, subject to adjustment.

        Redemption of Rights.    At any time prior to the close of business on the Distribution Date, the Board of Directors of the Company may redeem all but not less than all the then outstanding Rights at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

        No Rights as Stockholder.    Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

        Amendment of Rights.    The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including, provided a Distribution Date has not occurred, to extend the period during which the Rights may be redeemed, except that after any person becomes an Acquiring Person, no such amendment may materially and adversely affect the interests of the holders of the Rights.

        The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, form of Right Certificate, form of the Summary of Rights and the specimen of the legend to be placed on new Common Share certificates, filed as exhibits hereto and incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.
99.1	Press Release, dated October 14, 2002.
99.2	Amended and Restated Bylaws, dated October 10, 2002.
99.3
Rights Agreement, dated as of October 10, 2002, between the Company and Mellon Investor Services LLC, as Rights Agent, specifying the terms of the Rights, which includes the description of Series B Junior Participating Preferred Stock as Exhibit A, the form of Rights Certificate as Exhibit B and the form of the Summary of Rights as Exhibit C.
99.4
Form of Rights Certificate (included as Exhibit B to the Rights Agreement filed as Exhibit 99.3 hereto). Pursuant to the Rights Agreement, printed Rights Certificates will not be delivered until as soon as practicable after the Distribution Date.
99.5
Form of Summary of Rights (included as Exhibit C to the Rights Agreement filed as Exhibit 99.3 hereto) which, together with certificates representing the outstanding Common Shares of the Company, shall represent the Rights prior to the Distribution Date.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HAGGAR CORP.
By:
/s/ DAVID TEHLE
Name:
David Tehle
Title:
Executive Vice President, Chief Financial Officer and Secretary

Date: October 15, 2002

EXHIBIT INDEX

99.1	Press Release, dated October 14, 2002.
99.2	Amended and Restated Bylaws, dated October 10, 2002.
99.3
Rights Agreement, dated as of October 10, 2002, between the Company and Mellon Investor Services LLC, as Rights Agent, specifying the terms of the Rights, which includes the description of Series B Junior Participating Preferred Stock as Exhibit A, the form of Rights Certificate as Exhibit B and the form of the Summary of Rights as Exhibit C.
99.4
Form of Rights Certificate (included as Exhibit B to the Rights Agreement filed as Exhibit 99.3 hereto). Pursuant to the Rights Agreement, printed Rights Certificates will not be delivered until as soon as practicable after the Distribution Date.
99.5
Form of Summary of Rights (included as Exhibit C to the Rights Agreement filed as Exhibit 99.3 hereto) which, together with certificates representing the outstanding Common Shares of the Company, shall represent the Rights prior to the Distribution Date.

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX